On February 1, 2018 (the “Closing Date”), H/Cell Energy Corporation (“the Company”) entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, PVBJ Inc., (“PVBJ”), and Benis Holdings LLC, the sole shareholder of PVBJ.

Pursuant to the exchange agreement, the Company acquired PVBJ of Downingtown, Pennsylvania for 444,445 of the Company’s common stock with a fair value of $1,177,779 and $221,800 in earn-out liability (the “Acquisition Shares”).

The unaudited pro forma combined balance sheet as of December 31, 2017 giving effect to the exchange agreement as if they had occurred on the balance sheet date, and statements of operations for the year ended December 31, 2017 and include the historical statements of operations of the combined companies, giving effect to the exchange agreement as if it had occurred at the beginning of the period. This information is only a summary, and you should read it in conjunction with the Company’s historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations contained in the Company’s annual reports, quarterly reports and other information on file with the SEC. As a result, the combination of the Company and PVBJ pursuant to the Exchange Agreement will be accounted for using purchase method accounting.

The Company has prepared the unaudited pro forma combined financial statements based on available information, using assumptions that it believes are reasonable. These unaudited pro forma combined financial statements are being provided for informational purposes only. They do not purport to represent the Company’s actual financial position or results of operations had the exchange agreement occurred on the dates specified, nor do they project the Company’s results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined statements of operations do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the combination. Pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in the Company’s financial statements published after the completion of the combination may vary from the adjustments included in these unaudited pro forma condensed combined financial statements below.

H/CELL ENERGY CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2017

	H/Cell	PVBJ	Proforma Adjustment		Proforma Combined
	December 31, 2017
ASSETS

Current Assets

Cash and Cash Equivalents	$455,700	$82,063	$-		$537,763
Accounts Receivable, Net	808,050	226,707	-		1,034,757
Prepaid Expenses	14,669	-	-		14,669
Costs in Excess of Billings	51,531	-	-		51,531

Total Current Assets	1,329,950	308,770	-		1,638,720

Property and Equipment, Net of Accumulated Depreciation	102,573	280,969	-		383,542
Security Deposits, and Other Non-Current Assets	8,416	-	-		8,416
Goodwill	-	-	1,373,621	(2)	1,373,621
Customer Lists	-	-	102,422	(4)	102,422
Deferred Tax Asset	44,257	-	-		44,257

TOTAL ASSETS	$1,485,196	$589,739	$1,476,043		$3,550,978

LIABILITIES AND SHAREHOLDERS EQUITY

Current Liabilities

Accounts Payable and Accrued Expenses	$631,385	$166,433	$-		$797,818
Management Fees Payable - related party	31,257	-	-		31,257
Billings in Excess of Costs	87,206	-	-		87,206
Sales & Withholding Tax Payable	61,239	-	-		61,239
Income Tax Payable	98,313	-	-		98,313
Current Notes Payable	-	14,918	-		14,918
Current Capital Lease Payable	-	66,475	-		66,475

Total Current Liabilities	909,400	247,826	-		1,157,226

Line of Credit	-	198,701	-		198,701
Capital Leases	-	199,961	-		199,961
Earn Out Liability	-	-	175,318	(3)	175,318
Notes Payable	-	71,898	-		71,898
					-
Total Long Term Liabilities	-	470,560	175,318		645,878

Total Liabilites	909,400	718,386	175,318		1,803,104

Commitments and Contingencies

Shareholders’ Equity

Common Stock	704	40,000	(39,956	)(1)	748
Additonal Paid-in-Capital	1,335,656	29,262	1,142,772	(1)(2)	2,903,508
Accumulated Deficit	(731,754)	(197,909)	197,909	(1)	(1,127,572)
Accumulated Other Comprehensive Loss	(28,810)	-	-		(28,810)
Total Shareholder Equity (Deficit)	575,796	(128,647)	1,300,725		1,747,874

TOTAL LIABILITIES & SHAREHOLDERS EQUITY	$1,485,196	$589,739	$1,476,043		$3,550,978

See Accompanying Notes to Financial Statements

H/CELL ENERGY CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	H/Cell	PVBJ	Proforma Adjustment	Proforma Combined
	December 31, 2017
Revenue
Sales	$6,266,967	$2,181,086	$-	$8,448,053
Related Party	85,919	-	-	85,919

Total Revenue	6,352,886	2,181,086	-	8,533,972

Cost of Goods Sold
Direct Costs	4,241,421	1,636,404	-	5,877,825
Related Party	87,649	-	-	87,649

Total Cost of Goods Sold	4,329,070	1,636,404	-	5,965,474

Gross Profit	$2,023,816	$544,682	$-	$2,568,498

Operating Expenses
Selling General and Administrative Expenses	1,776,859	594,983	-	2,371,842
Management Fees - related party	184,004	-	-	184,004
Total Operating Expenses	1,960,863	594,983	-	2,555,846

Income (Loss) from operations	$62,953	$(50,301)	$-	$12,652

Income Tax	54,056	-	-	54,056

Income (loss) before other income and expense	8,897	(50,301)	-	(41,404)

Other (Income) Expense Net
Gain on disposition of equipment	-	4,657	-	4,657
Other Income	-	-	-	-
Interest Expense	-	37,407	-	37,407
Total Other (Income) Expense	-	42,064	-	42,064

Net Income (Loss)	$8,897	$(92,365)	$-	$(83,468)
		-	-	-
Foreign currency translation adjustment	21,996		-	21,996

Comprehensive Income (Loss)	$30,893	$(92,365)	$-	$(61,472)

BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 and the unaudited pro forma condensed statements of operations for the twelve months ended December 31, 2017, are based on the historical financial statements of H/Cell Energy Inc.. (the “Company”) and PVBJ Inc. (“PVBJ”) after giving effect to the Company’s acquisition that was consummated on February 1, 2018 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet and statement of operations for year ended December 31, 2017 are presented as if the acquisition of PVBJ had occurred on January 1, 2017 and were carried forward through each of the period presented.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to PVBJ’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the PVBJ acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10K for the year ended December 31, 2017.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, PVBJ Inc.’s historical financial statements for the year ended December 31, 2017 have been aligned to more closely conform to the Company’s financial information, as explained below. Certain pro forma adjustments were made to conform PVBJ’s accounting policies to the Company’s accounting policies as noted below.

Reclassifications

The Company reclassified certain accounts in the presentation of PVBJ’s historical financial statements in order to conform to the Company’s presentation.

2. ACQUISITION OF PVBJ INC.

On February 1, 2018, the Company acquired PVBJ pursuant to the terms of that certain share exchange agreement entered into between the Company and Paul Benis, the former owner of PVBJ.

Upon Closing, the Company acquired 100% of the outstanding securities of PVBJ in consideration pursuant to the exchange agreement, the Company acquired PVBJ of Downingtown, Pennsylvania for 444,445 shares of the Company’s common stock with a fair value $1,177,779 and $221,800 in earn-out liability.

A summary of consideration is as follows:

444,445 shares of the Company’s common stock	1,177,779
Liabilities assumed	878,565
Total purchase price	$2,056,343

The following summarizes the current estimates of fair value of assets acquired and liabilities assumed:

Cash	$30,408
Accounts Receivable	277,338
Property and equipment	272,554
Customer Lists	102,422
Goodwill	1,373,621
Assets acquired	$2,056,343

The purchase price allocation for the above acquisitions is subject to further refinement as management completes its assessment of the valuation of certain assets and liabilities.

The Company accounts for acquisitions in accordance with the provisions of ASC 805-10. The Company assigns to all identifiable assets acquired, a portion of the cost of the acquired company equal to the estimated fair value of such assets at the date of acquisition. The Company records the excess of the cost of the acquired company over the sum of the amounts assigned to identifiable assets acquired as goodwill.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1) To reflect 444,445 common shares issues as consideration in the share exchange agreement and eliminate PVBJ Inc.’s historical shareholder deficit.

(2) To record and align fair value of acquired assets and assumed liabilities and to record the preliminary estimate of goodwill for the Company’s acquisition of PVBJ Inc. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed.

(3) To record cash earn out liability associated with the purchase of PVBJ Inc.

(4) To record customer list intangible asset of PVBJ Inc.